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                  [THE MULTICARE COMPANIES, INC. LETTERHEAD]
                                                                       Exhibit 5



                                      May 10, 1996




The Multicare Companies, Inc.
411 Hackensack Avenue
Hackensack, New Jersey O7601



             Re:  SECURITIES ACT OF 1933 FORM S-8 REGISTRATION
                  STATEMENT FOR THE MULTICARE COMPANIES, INC.
                  NON-EMPLOYEE DIRECTORS RETAINER AND MEETING FEE PLAN

Ladies and Gentlemen:

            I have acted as counsel for The Multicare Companies, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of up to 50,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), under The Multicare Companies, Inc. Non-Employee Directors Retainer and Meeting Fee Plan (the "Plan"), which Common Stock is being registered pursuant to the filing of a Registration Statement on Form S-8 under the Securities Act of 1933 (the "Act").

            I have examined the Restated Certificate of Incorporation of the Company, its Bylaws, the Plan and such other corporate records, certificates, document and matters of law as I have deemed necessary to render this opinion.

            Based on the foregoing, I am of the opinion that the shares of Common Stock issued under the terms of the Plan will be duly authorized, validly issued, fully paid and nonassessable shares.

            I hereby consent to the filing of this opinion as Exhibits 5 and
23.2 to the Registration Statement. By giving such consent, I do not thereby admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                      Very truly yours,

                                      /s/ Bradford C. Burkett
                                      -----------------------
                                      Bradford C. Burkett

BCB/jt